Exhibit 99.1



      McLeodUSA Announces Extension of Forbearance Agreement with Lenders


CEDAR RAPIDS, Iowa--May 23, 2005--McLeodUSA Incorporated (Nasdaq:MCLD - News), one of the nation's largest independent, competitive telecommunications services providers, today announced that the Company and its Lenders have agreed to the extension of the forbearance agreement initially entered into on March 16, 2005. In light of the Company's continuing pursuit of strategic alternatives and / or a financial restructuring the parties agreed to extend the forbearance agreement through July 21, 2005. Under the terms of the forbearance agreement, the Lenders continue to agree not to take any action as a result of non-payment by the Company of certain principal and interest payments due in March and June of 2005 and any related events of default through July 21, 2005.

There can be no assurances that the Company will be able to reach an agreement with its lenders regarding a capital restructuring or be able to identify a strategic partner or buyer or reach agreement with any such strategic partner or buyer on terms and conditions acceptable to the Company prior to the end of the forbearance period.

While the Company continues to explore a variety of options with the view toward maximizing value for all of its stakeholders, none of the options presented to date have suggested that there will be any meaningful recovery for the Company's current preferred stock or common stock holders. Accordingly, it is unlikely that holders of the Company's preferred stock or common stock will receive any recovery in a capital restructuring or other strategic transaction.

The Company believes that by not making principal and interest payment on the credit facilities, cash on hand together with cash flows from operations are sufficient to maintain operations in the ordinary course without disruption of services. The Company does not expect that the exploration of the alternatives described above will negatively impact its customers or vendors. The Company remains committed to continuing to provide the highest level of service to its customers and to maintaining its strong supplier relationships.

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of March 31, 2005, 38 ATM switches, 39 voice switches, 699 collocations, 432 DSLAMs and approximately 2,300 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800